POWER OF ATTORNEY


By this Power of Attorney given
this 23rd day of August 2005, William R.
Johnson, an individual residing
at Pink House Road, Sewickley, PA 15143, authorizes Theodore N. Bobby,
Esquire, Senior Vice President and General Counsel of H. J. Heinz
Company, Patrick J. Guinee, Esquire, Assistant General Counsel of
H. J.
Heinz Company, and Rene D. Biedzinski, Corporate Secretary of H. J. Heinz

Company, a Pennsylvania corporation with offices located at 600 Grant
Street,
60th Floor US Steel Building, Pittsburgh, Pennsylvania
(collectively, the
"Attorneys," and each, individually, the "Attorney"), to perform the following on my behalf:

		To prepare, execute, and
file on my behalf all Forms 3, 4, and
		5, and amendments thereto,
necessary or appropriate to comply
		with Section 16 of the Securities
Exchange Act of 1934 (the
		"Act") and the rules and regulations
promulgated pursuant to
		the Act.

I hereby revoke the Power of
Attorney dated August 13, 2002. This Power of
Attorney is valid until
revoked by me.

I acknowledge that the Attorneys, in serving in such capacity at my request, are not assuming, nor is H. J. Heinz Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.




	/s/William R. Johnson

---------------------------------
	  William R. Johnson